Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy card and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

LECTEC CORPORATION 1407 South Kings Highway ILLEGIBLE, TX 75501

CONTROL # g 000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1.

To approve LecTec Corporation’s entry into the Agreement and Plan of Merger, dated as of

May 31, 2011, by and among LecTec Corporation, Nerve Merger Sub Corp. and AxoGen

Corporation and the consummation of the transactions contemplated thereby.

		☐	☐	☐

2.	To approve LecTec Corporation’s Amended and Restated Articles of Incorporation.	☐	☐	☐

3.	To approve LecTec Corporation’s Amended and Restated Bylaws.	☐	☐	☐

The Board of Directors recommends a vote FOR each of the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s) mark “For All Except” and write the number(s) of the nominee(s) on the line below. ____________________
4.	Election of directors, subject to the completion of the merger.	☐	☐	☐

Nominees

01 Gregory G. Freitag 03 Jamie Grooms 05 Joe Mandato 07 Karen Zaderej
02 Mark Gold 04 John Harper 06 Robert J. Rudelius

The Board of Directors recommends a vote FOR proposals 5, 6 and 7.		For	Against	Abstain

5.	To approve the Amended and Restated LecTec Corporation 2010 Stock Incentive Plan.	☐	☐	☐

6.	To ratify the selection of Lurie Besikof Lapidus & Company, LLP as LecTec Corporation’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

7.	Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB#	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement/Prospectus is/are available at www.proxyvote.com.

LECTEC CORPORATION Annual Meeting of Shareholders [_________], 2011 3:30 PM CST This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Greg Freitag and Bill Johnson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LECTEC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 3:30 PM, CST on [                    ], 2011, at the Marriot Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota 55426 (Highway 394 and Highway 169), and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side